UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2007

THE PROVIDENCE SERVICE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 1, 2007, PSC of Canada International Exchange Corp., our wholly-owned subsidiary, or PSC, acquired all of the equity interest in WCG International, Ltd., or WCG, pursuant to a share purchase agreement dated as of August 1, 2007 by and between us, PSC, WCG and the sellers named therein. WCG is a workforce initiative company based in Victoria, British Columbia with operations in communities across British Columbia. The purchase price, which was negotiated at arms length, included $9.9 million in cash (less certain adjustments contained in the purchase agreement) inclusive of the sellers’ investment banking fees which were reimbursed by us, and 287,576 exchangeable shares issued by PSC valued at approximately $7.8 million ($7.6 million for accounting purposes). The shares are exchangeable at each shareholder’s option, for no additional consideration, into unregistered shares of our common stock on a one-for-one basis (“Exchangeable Shares”). In accordance with an earn out provision of the purchase agreement, we may make an earn out payment up to approximately CAN $10.8 million (determined on December 31, 2008) in the first quarter of 2009 based on the financial performance of WCG over the period from August 1, 2007 to December 31, 2008. If the earn out provision is met, the contingent consideration will be paid approximately one-third in cash and the balance in additional Exchangeable Shares of PSC valued at the price of our common stock at the closing date of the transaction. If the contingency is resolved in accordance with the related provisions of the purchase agreement and the additional consideration becomes distributable, we will record the fair value of the consideration paid, issued or issuable as an additional cost to acquire WCG. The purchase agreement contains representations, warranties, covenants and indemnifications typical for transactions of this type.

The cash portion of the purchase price was funded through our acquisition term loan under the second amended and restated loan agreement with CIT Healthcare LLC, or CIT, dated June 28, 2005. Borrowings under the acquisition term loan bear interest at a rate equal to the sum of the annual rate in effect in the London Interbank market, or LIBOR, applicable to one month deposits of U.S. dollars on the business day preceding the date of determination plus 4.0%–4.5% subject to certain adjustments based upon our debt service coverage ratio. All unpaid principal and any accrued and unpaid interest are due June 28, 2010. The principal balance under the acquisition term loan is paid in consecutive monthly installments. If events of default occur including, but not limited to, failure to pay any installment of principal or interest when due, failure to pay any other charges, fees, expenses or other monetary obligations owing to CIT when due or other particular covenant defaults, as more fully described in the second amended and restated loan agreement, CIT may declare all unpaid principal and any accrued and unpaid interest and all fees and expenses immediately due. Under the second amended and restated loan agreement, any initiation of bankruptcy or related proceedings, assignment or sale of any asset or failure to remit any payments received by us on account to CIT will accelerate all unpaid principal and any accrued and unpaid interest and all fees and expenses. In addition, if we default on our indebtedness including the promissory notes issued in connection with completed business acquisitions, it could trigger a cross default under the second amended and restated loan agreement whereby CIT may declare all unpaid principal and accrued and unpaid interest, other charges, fees, expenses or other monetary obligations immediately due.

In connection with this transaction, the sellers also received certain tag-along registration rights.

This acquisition expands our workforce development service offering and extends our geographical service delivery into Canada.

On August 7, 2007, we filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the transaction described above. We are amending such Current Report on Form 8-K to provide the financial information required by Item 9.01 of the Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements of the businesses acquired are as follows:

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Financial Statements:

Independent Auditors’ Report

Consolidated Balance Sheet at September 30, 2006

For the year ended September 30, 2006:

Consolidated Statement of Earnings and Retained Earnings

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

Unaudited Financial Statements:

Unaudited Consolidated Balance Sheet at June 30, 2007 and September 30, 2006

Unaudited Consolidated Statement of Earnings and Retained Earnings for the nine months ended June 30, 2007 and 2006

Unaudited Consolidated Statement of Cash Flows for the nine months ended June 30, 2007 and 2006

Notes to Unaudited Consolidated Financial Statements

INDEPENDENT AUDITORS’ REPORT

TO THE BOARD OF DIRECTORS

We have audited the consolidated balance sheet of WCG International Consultants Ltd. as at September 30, 2006 and the consolidated statements of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WCG International Consultants Ltd. as at September 30, 2006 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

/s/ KPMG LLP

Chartered Accountants

Victoria, Canada

December 1, 2006, except as to Notes 11 and 12 which is as of October 5, 2007

WCG INTERNATIONAL CONSULTANTS LTD.

Consolidated Balance Sheet

(Canadian Dollars)

September 30, 2006, with comparative figures for 2005

	2006	2005
		(restated - note 11)
Assets
Current assets:
Cash and cash equivalents	$3,684,789	$2,488,163
Accounts receivable	4,257,630	3,974,818
Due from related party	119,043	—
Inventory	2,300	—
Prepaid expenses	215,183	292,027

	8,278,945	6,755,008
Equipment and leasehold improvements (note 2)	1,282,182	1,215,884
Future income taxes (note 3)	69,214	141,065

	$9,630,341	$8,111,957

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$1,650,410	$1,915,463
Management fee payable	—	750,000
Income taxes payable	733,503	140,258
Deferred revenue (note 1(f))	250,000	371,763
Term loan (note 4)	—	1,000,000
	2,633,913	4,177,484

Shareholders’ equity:
Share capital (note 5)	720,500	720,500
Retained earnings	6,275,928	3,213,973

	6,996,428	3,934,473
Commitment and contingencies (note 7)
Subsequent event (note 12)

	$9,630,341	$8,111,957

See accompanying notes to consolidated financial statements.

WCG INTERNATIONAL CONSULTANTS LTD.

Consolidated Statement of Earnings and Retained Earnings

(Canadian Dollars)

Year ended September 30, 2006, with comparative figures for 2005

	2006	2005
	(restated–note 11)
Program revenues (note 10)	$28,642,058	$20,380,409
Expenses:
Salaries and benefits	9,105,304	7,409,704
Management salaries	4,361,483	1,629,932
Program delivery costs	3,719,286	3,087,218
Advertising	1,033,035	1,415,234
Consulting fees	1,232,703	1,265,422
Office and general	1,431,732	1,421,370
Travel	770,060	882,361
Rent	1,116,160	894,138
Communication	302,158	359,068
Professional fees	92,013	143,354
Amortization	490,588	454,008
Interest and bank charges	21,583	26,979

	23,676,105	18,988,788

Earnings before income taxes	4,965,953	1,391,621
Income taxes:
Current	1,732,147	748,363
Future	71,851	(100,975)

	1,803,998	647,388

Net earnings	3,161,955	744,233
Retained earnings, beginning of year (restated - note 11)	3,213,973	2,569,740
Dividends on common shares	(100,000)	(100,000)

Retained earnings, end of year	$6,275,928	$3,213,973

See accompanying notes to consolidated financial statements.

WCG INTERNATIONAL CONSULTANTS LTD.

Consolidated Statement of Cash Flows

(Canadian Dollars)

Year ended September 30, 2006, with comparative figures for 2005

	2006	2005
	(restated–note 11)
Cash provided by (used in):
Operations:
Net earnings	$3,161,955	$744,233
Items not involving cash:
Amortization	490,588	454,008
Future income taxes	71,851	(100,975)
Loss on disposal of equipment	4,255	—
Change in non-cash operating working capital	(870,882)	(558,225)

	2,857,767	539,041

Investing:
Expenditures on equipment and leasehold improvements	(561,141)	(461,658)
Financing:
Dividends on common shares	(100,000)	(100,000)
Term loan (repayment)	(1,000,000)	1,000,000

	(1,100,000)	900,000

Increase in cash	1,196,626	977,383
Cash, beginning of year	2,488,163	1,510,780

Cash, end of year	$3,684,789	2,488,163

Supplemental cash flow information:
Cash payments during the year for the following items totaled:
Interest	$21,582	$26,979
Income taxes	1,138,902	601,997
Dividends	100,000	100,000

See accompanying notes to consolidated financial statements.

WCG INTERNATIONAL CONSULTANTS LTD.

Notes to Consolidated Financial Statements

Year ended September 30, 2006

(Canadian Dollars)

WCG International Consultants Ltd. (the “Company”) are operators of human resource development programs and re-employment services.

1. Significant accounting policies:

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. The following is a summary of the significant accounting policies used in the preparation of the consolidated financial statements.

(a)	Basis of presentation:

The consolidated financial statements include the accounts of the Company’s wholly owned foreign subsidiary, Jobwave America Ltd. All significant inter-company balances and transactions have been eliminated on consolidation.

(b)	Revenue recognition:

The Company recognizes revenue when specific performance requirements are satisfied and collection is reasonably assured.

(i)	Primary re-employment program:

The Company recognizes revenue on its primary re-employment program when the Ministry of Employment and Income Assistance agrees contractual milestones have been achieved.

(ii)	Other:

The Company recognizes other program revenue as services are performed and specific performance requirements are reasonably assured.

(c)	Equipment and leasehold improvements:

Equipment and leasehold improvements are stated at cost. Amortization is provided on the following basis and annual rates:

Asset	Basis	Rate
Office equipment	declining balance	20%
Computer hardware	declining balance	30%
Computer software	declining balance	50%

Leasehold improvements are amortized over the remaining term of the lease.

(d)	Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

(e)	Measurement uncertainty:

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. The more subjective of such estimates includes the determination of revenue earned through the JobsNow contract, the accrual of incentive awards and accrued sub-contractor costs. Actual results could differ materially from those estimated.

(f)	JobsNow revenue:

The revenue recognized on the JobsNow contract is calculated based on estimated Ontario Ministry of Community and Social Services income assistance savings. As this calculation is dependent upon estimates of participants’ post-placement net income and other variables, the ultimate revenue may be significantly more or less than the amount currently being recognized. The JobsNow revenue is contractually subject to a Ministry reconciliation process and verification of income assistance savings. Any difference between the estimated and actual revenue recognized will be recorded when determination of a difference can be made.

(g)	Foreign currency translation:

The Company’s foreign subsidiary, Jobwave America Ltd., is considered financially and operationally dependent on the Company and is therefore classified as an integrated foreign operation for which the temporal method is used to translate its financial statements. Under this method, monetary items are translated at the rate of exchange in effect at the balance sheet date, non-monetary items are translated at historical exchange rates and revenues and expenses are translated at the average exchange rate for the year. Exchange gains or losses are included in the determination of net earnings.

(h)	Cash and cash equivalents:

Cash and cash equivalents include cash and highly liquid investments, consisting primarily of term deposits, with terms to maturity of three months or less at the date of purchase.

2. Equipment and leasehold improvements:

			2006	2005
	Cost	Accumulated amortization	Net book value	Net book value
Office equipment	$1,032,277	$569,111	$463,166	$453,090
Computer hardware	1,011,706	691,271	320,435	259,597
Computer software	1,138,381	843,931	294,450	194,796
Leasehold improvements	863,492	659,361	204,131	308,401

	$4,045,856	$2,763,674	$1,282,182	$1,215,884

3. Future income taxes:

The tax effects of temporary differences that give rise to significant portions of the future tax asset (liability) at September 30, 2006 are presented below:

	2006	2005
Future tax assets (liabilities):
Plant and equipment - difference in net book value and undepreciated capital costs	$(16,086)	$8,717
Deferred revenue - temporary timing difference	85,300	132,348

	$69,214	$141,065

The net future tax asset is calculated at a rate of 34.1% (2005 – 35.6%) to reflect substantively enacted tax rate changes for federal and provincial taxes, based on estimates of when temporary differences will reverse.

4. Term Loan:

The term loan bore interest at prime plus 0.50% (2005 – 5.0%) and was payable in monthly principal payments of $80,000 with the final installment due on March 31, 2006. The loan was secured by a general charge over the Company’s assets, which has now been discharged.

5. Share capital:

Authorized:

30,000,000 Class A common voting shares (fully participating), without par value

2,000,000 Class B common voting shares (non-participating), without par value

2,000,000 Class C common non-voting shares (fully participating), without par value

In the event of liquidation or dissolution of the Company the Class B shares shall be entitled only to a pro rata return of capital, and shall not be entitled to participate further in the profits or assets of the Company.

Issued:

	2006	2005
240,000 Class A common shares	$720,000	$720,000
760,000 Class B common shares	500	500

	$720,500	$720,500

6. Related party transactions:

Management fees and bonuses totaling $4,361,483 (2005—$1,619,932) were paid to officers or to entities associated with officers of the Company.

In addition, rent and administration cost recoveries were received from companies controlled by officers of the Company totaling $43,460 (2005—$53,171).

At September 30, 2006, $119,043 was due from 0754042 BC Ltd., a company associated with an officer of the Company. This amount is unsecured, non-interest bearing and due on demand.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

7. Commitment and contingencies:

(a) Operating leases:

The Company rents equipment and premises under operating leases with future minimum lease payments as follows:

2007	$512,359
2008	262,938
2009	138,889
2010	79,214
2011	—

(b) Incentive payments:

Under the terms of one of the human resource development programs, incentive payments (payable by the Company) were offered to employers should a program participant remain in their employ for certain periods of time. The accrual has been reduced to nil (2005—$50,000) as management considers it unlikely that any further amounts will be claimed by these employers in the future.

8. Financial instruments:

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, and management fee payable approximate their fair value due to their short-term to maturity. The fair value of the amount due from related party is not practicable to determine given the related party nature.

9. Comparative figures:

Certain of the prior year figures have been reclassified to conform to the current year’s presentation.

10. Economic dependence:

Approximately 82% (2005 – 96%) of the Company revenues are earned from the Province of British Columbia.

The Company’s primary contract was terminated on March 31, 2006. A termination fee of $9.4 million was paid to the Company and included in revenues. The Company has been successful in securing another contract with the Province of British Columbia. The contract timeframe is from July 4, 2006 to December 31, 2011 with the possibility of a two year extension.

At September 30, 2006, a majority of the accounts receivable were from the Province of British Columbia.

11. Restatement of prior financial statements:

The 2006 income statement has been restated to remove the write-off of $720,000 in intangible assets and charge the write-off against opening retained earnings The amount arose from an amalgamation in 2003 and should have been charged to retained earnings upon amalgamation. As a result, earnings before income taxes and net earnings for the year ended September 30, 2006 have increased by $720,000 and opening retained earnings has been restated as follows:

2005
Retained earnings, beginning of year:
As previously reported	$3,289,740
Adjustment to reverse goodwill recorded	(720,000)

As restated	$2,569,740

12. Subsequent event:

On July 31, 2007, the Company paid stock dividends with redemption value totaling $13.5 million to its shareholders.

On August 1, 2007, the Company entered into a share purchase agreement with PSC of Canada International Exchange Corp. (“PSC”) and The Providence Service Corporation (“Providence”) whereby PSC acquired all of the equity interest in the Company. The purchase price included $9.2 million in cash (less certain adjustments contained in the purchase agreement) and 287,576 exchangeable shares issued by PSC valued at approximately $8.3 million. The shares are exchangeable at each shareholder’s option for no additional consideration, into unregistered share of Providence’s common stock on a one-for-one basis. In accordance with an earn-out provision of the purchase agreement, Providence may make an earn-out payment up to approximately $10.8 million (determined on December 31, 2008).

WCG INTERNATIONAL CONSULTANTS LTD.

Unaudited Consolidated Balance Sheet

(Canadian Dollars)

	June 30, 2007	September 30, 2006
		(Note 1)
Assets
Current assets:
Cash and cash equivalents	$1,575,661	$3,684,789
Accounts receivable	5,917,011	4,257,630
Due from related party	54,219	119,043
Inventory	—	2,300
Prepaid expenses	190,556	215,183

	7,737,447	8,278,945
Equipment and leasehold improvements	1,404,806	1,282,182

Future income taxes	69,214	69,214

	$9,211,467	$9,630,341

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$1,975,631	$1,650,410
Income taxes payable	—	733,503
Deferred revenue	—	250,000

	1,975,631	2,633,913

Shareholders’ equity:
Share capital	720,500	720,500
Retained earnings	6,515,336	6,275,928

	7,235,836	6,996,428
Subsequent event (note 7)

	$9,211,467	$9,630,341

See accompanying notes to unaudited consolidated financial statements.

WCG INTERNATIONAL CONSULTANTS LTD.

Unaudited Consolidated Statement of Earnings and Retained Earnings

(Canadian Dollars)

Nine months ended June 30, 2007, with comparative figures for 2006
	2007	2006
Program revenues	$16,755,931	$25,703,752

Expenses:
Salaries and benefits	6,323,483	6,776,098
Management salaries	646,716	4,163,723
Program delivery costs	4,605,564	2,800,925
Advertising	649,177	751,812
Consulting fees	793,417	868,250
Office and general	961,873	1,046,346
Travel	506,491	535,005
Rent	932,000	814,282
Communication	248,377	226,500
Professional fees	234,701	127,698
Amortization	432,899	348,435
Interest and bank charges	5,524	21,582

	16,340,222	18,480,656

Earnings before income taxes	415,709	7,223,096
Income taxes	176,300	547,917

Net earnings	239,409	6,675,179
Retained earnings, beginning of period	6,275,928	3,213,973
Dividends on common shares	—	(75,000)

Retained earnings, end of period	$6,515,337	$9,814,152

See accompanying notes to unaudited consolidated financial statements.

WCG INTERNATIONAL CONSULTANTS LTD.

Unaudited Consolidated Statement of Cash Flows

(Canadian Dollars)

Nine months ended June 30, 2007, with comparative figures for 2006
	2007	2006
Cash (used in) provided by:

Operations:
Net earnings	$239,409	$6,675,179
Items not involving cash:
Amortization	432,899	348,435
Change in non-cash operating working capital	(2,225,913)	(1,066,970)

	(1,553,605)	5,956,644

Investing:
Expenditures on equipment and leasehold improvements	(555,523)	(273,207)
Financing:
Dividends on common shares	—	(75,000)
Term loan repayment	—	(1,000,000)

	—	(1,075,000)

(Decrease) increase in cash	(2,109,128)	4,608,437
Cash, beginning of period	3,684,789	2,488,163

Cash, end of period	$1,575,661	7,096,600

See accompanying notes to unaudited consolidated financial statements.

WCG INTERNATIONAL CONSULTANTS LTD.

Notes to Unaudited Consolidated Financial Statements

June 30, 2007

(Canadian Dollars)

WCG International Consultants Ltd. (the “Company”) are operators of human resource development programs and re-employment services.

1. Significant accounting policies:

(a) Basis of presentation:

The accompanying unaudited consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in Canada for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the nine months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2007.

The consolidated statement of earnings and retained earnings and statement of cash flows for the nine months ended June 30, 2007 and 2006 include the accounts of the Company’s wholly owned foreign subsidiary, Jobwave America Ltd. All significant inter-company balances and transactions have been eliminated on consolidation. Jobwave America Ltd. was dissolved effective July 19, 2007.

The balance sheet at September 30, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in Canada for complete financial statements. The financial statements contained herein should be read in conjunction with the audited consolidated financial statements and notes for the year ended September 30, 2006.

The following is a summary of the significant accounting policies used in the preparation of the unaudited consolidated financial statements.

(b) Revenue recognition:

The Company recognizes revenue when specific performance requirements are satisfied and collection is reasonably assured.

(i)	Primary re-employment program:

The Company recognizes revenue on its primary re-employment program when the Ministry of Employment and Income Assistance agrees contractual milestones have been achieved.

(ii)	Other:

The Company recognizes other program revenue as services are performed and specific performance requirements are reasonably assured.

(c) Measurement uncertainty:

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. The more subjective of such estimates includes the determination of revenue earned through the JobsNow contract, the accrual of incentive awards and accrued sub-contractor costs. Actual results could differ materially from those estimated.

(d) JobsNow revenue:

The revenue recognized on the JobsNow contract is calculated based on estimated Ontario Ministry of Community and Social Services income assistance savings. As this calculation is dependent upon estimates of participants’ post-placement net income and other variables, the ultimate revenue may be significantly more or less than the amount currently being recognized. The JobsNow revenue is contractually subject to a Ministry reconciliation process and verification of income assistance savings. Any difference between the estimated and actual revenue recognized will be recorded when determination of a difference can be made.

(e) Foreign currency translation:

The Company’s foreign subsidiary, Jobwave America Ltd. is considered financially and operationally dependent on the Company and is therefore classified as an integrated foreign operation for which the temporal method is used to translate its financial statements. Under this method, monetary items are translated at the rate of exchange in effect at the balance sheet date, non-monetary items are translated at historical exchange rates and revenues and expenses are translated at the average exchange rate for the year. Exchange gains or losses are included in the determination of net earnings.

2. Related party transactions:

Management fees and bonuses totaling approximately $4.2 million and $629,000 were paid to officers or to entities associated with officers of the Company for the nine months ended June 30, 2007 and 2006, respectively.

In addition, rent and administration cost recoveries were received from companies controlled by officers of the Company totaling approximately $31,000 for the nine months ended June 30, 2007 and 2006.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

3. Financial instruments:

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities approximate their fair value due to their short-term to maturity. The fair value of the amount due from related party is not practicable to determine given the related party nature.

4. Comparative figures:

Certain of the prior year figures have been reclassified to conform to the current year’s presentation.

5. Economic dependence:

Approximately 84% of the Company revenues were earned from the Province of British Columbia for the nine months ended June 30, 2007 and 2006.

6. Discontinued operations:

The Company’s foreign subsidiary, Jobwave America Ltd., discontinued operations on December 31, 2006 and was dissolved effective July 19, 2007.

7. Subsequent event:

On July 31, 2007, the Company paid stock dividends with redemption value totaling $13.5 million to its shareholders.

On August 1, 2007, the Company entered into a share purchase agreement with PSC of Canada International Exchange Corp. (“PSC”) and The Providence Service Corporation (“Providence”) whereby PSC acquired all of the equity interest in the Company. The purchase price included $9.2 million in cash (less certain adjustments contained in the purchase agreement) and 287,576 exchangeable shares issued by PSC valued at approximately $8.3 million. The shares are exchangeable at each shareholder’s option for no additional consideration, into unregistered share of Providence’s common stock on a one-for-one basis. In accordance with an earn-out provision of the purchase agreement, Providence may make an earn-out payment up to approximately $10.8 million (determined on December 31, 2008).

(b) Pro forma financial information.

The pro forma condensed consolidated financial statements are as follows:

INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro forma Condensed Consolidated Financial Information

Pro forma Condensed Consolidated Balance Sheet at June 30, 2007

Pro forma Condensed Consolidated Statement of Income for the six months ended June 30, 2007

Pro forma Condensed Consolidated Statement of Income for the year ended December 31, 2006

Notes to Pro Forma Condensed Consolidated Financial Statements

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information combines our historical consolidated financial information and the consolidated financial statements of WCG. This unaudited pro forma condensed consolidated financial information gives effect to the acquisition of WCG using the purchase method of accounting as if the acquisition had been consummated at January 1, 2006 for the statement of income and June 30, 2007 for the balance sheet. Certain reclassifications have been made to WCG’s historical presentation to conform to our presentation. These reclassifications do not materially impact the combined results of operations for the periods presented.

Our historical financial information was derived from our audited consolidated financial statements for the year ended December 31, 2006 (as filed on Form 10-K with the Securities and Exchange Commission on March 16, 2007) and our unaudited financial statements for the six months ended June 30, 2007 (as filed on a Form 10-Q with the Securities and Exchange Commission on August 9, 2007). Our historical financial statements used in preparing the pro forma financial data are summarized and should be read in conjunction with our complete historical financial statements and risk factors all of which are included in the filings with the Securities and Exchange Commission noted above.

As WCG’s fiscal year ends on September 30 and is within 93 days of our calendar year-end, we have combined their historical fiscal year and interim period financial information with our calendar year-end and interim information to present the unaudited pro forma condensed consolidated financial statements. The historical consolidated statement of income for WCG related to the pro forma financial information for the year ended December 31, 2006 was derived from the audited consolidated statement of earnings and retained earnings of WCG for the year ended September 30, 2006. The historical consolidated statement of income and balance sheet for WCG related to the pro forma financial information for the six months ended June 30, 2007 were derived from the unaudited consolidated financial statements of WCG for the six months ended March 31, 2007 and as of June 30, 2007, respectively.

The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes.

We are providing the unaudited pro forma condensed consolidated financial information for informational purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined companies will experience. The unaudited pro forma condensed consolidated statements of income do not give effect to any cost savings or operating synergies expected to result from the acquisitions or the costs to achieve such cost savings or operating synergies.

The Providence Service Corporation

Pro Forma Condensed Consolidated Balance Sheet

At June 30, 2007

Unaudited

	Historical Providence	Historical WCG *	Pro Forma Adjustments		Pro Forma Total
Assets
Current assets:
Cash and cash equivalents	$30,422,665	$1,487,425	$11,250,000	(3a)	$32,652,287
			(10,507,803)	(3b)
Accounts receivable - billed and unbilled, net of allowance	41,952,452	5,422,853	—		47,375,305
Other current assets	22,127,141	395,330	—		22,522,471

Total current assets	94,502,258	7,305,608	742,197		102,550,063
Goodwill	56,886,025	—	8,542,004	(3c)	65,428,029
Intangible assets, net	27,780,601	—	4,712,361	(3d)	32,492,962
Other non-current assets	11,012,771	1,392,968	(328,214)	(3e)	12,077,525

Total assets	$190,181,655	$8,698,576	$13,668,348		$212,548,579

Liabilities and stockholders’ equity
Total current liabilities	$23,129,993	$1,865,681	$2,250,000	(3a)	27,245,674
Total non-current liabilities	10,491,557	94	9,000,000	(3a)	21,093,854
			1,602,203	(3f)
Stockholders’ equity:
Common stock	142,961,778	680,368	(680,368)	(3h)	142,961,778
Preferred stock	—	—	7,648,946	(3g)	7,648,946
Retained earnings	24,857,534	6,152,433	(6,152,433)	(3h)	24,857,534
Treasury shares at cost	(11,259,207)	—	—		(11,259,207)

Total stockholders’ equity	156,560,105	6,832,801	816,145		164,209,051

Total liabilities and stockholders’ equity	$190,181,655	$8,698,576	$13,668,348		$212,548,579

*	As adjusted to comply with generally accepted accounting principles in the United States of America, or U.S. GAAP.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Pro Forma Condensed Consolidated Statement of Income

For the six months ended June 30, 2007

Unaudited

	Historical Providence	Historical WCG *	Pro Forma Adjustments		Pro Forma Total
Net revenues	$122,766,779	$9,178,555	$—		$131,945,334

Operating expenses:
Client service expense	94,395,486	379,472	—		94,774,958
General and administrative expense	14,977,339	8,736,198	—		23,713,537
Depreciation and amortization	2,036,160	244,495	160,452	(3d)	2,441,107

Total operating expenses	111,408,985	9,360,165	160,452		120,929,602

Operating income	11,357,794	(181,610)	(160,452)		11,015,732

Other (income) expense:
Interest expense	333,245	3,520	527,273	(3i)	864,038
Interest income	(642,961)	—	—		(642,961)

Total other (income) expense	(309,716)	3,520	527,273		221,077

Income (loss) before income taxes	11,667,510	(185,130)	(687,725)		10,794,655
Provision for income taxes	4,772,139	(12,128)	(285,553)	(3j)	4,474,458

Net income (loss)	$6,895,371	$(173,002)	$(402,172)		$6,320,197

Earnings per common share:
Basic	$0.59				$0.53	(3k)

Diluted	$0.58				$0.52	(3k)

Weighted-average number of common shares outstanding:
Basic	11,707,025		287,576		11,994,601
Diluted	11,864,204		287,576		12,151,780

*	Adjusted to comply with U.S. GAAP

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Pro Forma Condensed Consolidated Statement of Income

For the year ended December 31, 2006

Unaudited

	Historical Providence	Historical WCG *		Pro Forma Adjustments		Pro Forma Total
Net revenues	$191,857,044	$27,430,625	**	$—		$219,287,669

Operating expenses:
Client service expense	149,516,271	5,393,877		—		154,910,148
General and administrative expense	23,436,425	17,022,234		—		40,458,659
Depreciation and amortization	3,463,159	429,471		390,604	(3d)	4,283,234

Total operating expenses	176,415,855	22,845,582		390,604		199,652,041

Operating income	15,441,189	4,585,043		(390,604)		19,635,628

Other (income) expense:
Interest expense	855,288	18,894		1,054,547	(3i)	1,928,729
Interest income	(1,456,409)	—		—		(1,456,409)

Total other (income) expense	(601,121)	18,894		1,054,547		472,320

Income (loss) before income taxes	16,042,310	4,566,149		(1,445,151)		19,163,308
Provision for income taxes	6,660,992	1,658,760		(600,047)	(3j)	7,719,705

Net income (loss)	9,381,318	2,907,389		(845,104)		11,443,603

Earnings per common share:
Basic	$0.82					$0.97	(3k)

Diluted	$0.80					$0.96	(3k)

Weighted-average number of common shares outstanding:
Basic	11,472,408			287,576		11,759,984
Diluted	11,676,323			287,576		11,963,899

*	Adjusted to comply with U.S. GAAP
**	Net revenues include a one time termination fee of $9.4 million related to the termination of WCG’s primary contract on March 31, 2006.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

1.	Description of the transaction and basis of presentation

On August 1, 2007, PSC of Canada International Exchange Corp., our wholly-owned subsidiary, or PSC, acquired all of the equity interest in WCG International, Ltd., or WCG, pursuant to a share purchase agreement dated as of August 1, 2007 by and between us, PSC, WCG and the sellers named therein. WCG is a workforce initiative company based in Victoria, British Columbia with operations in communities across British Columbia. The purchase price, which was negotiated at arms length, included $9.9 million in cash (less certain adjustments contained in the purchase agreement) inclusive of the sellers’ investment banking fees which were reimbursed by us, and 287,576 exchangeable shares issued by PSC valued at approximately $7.8 million ($7.6 million for accounting purposes). The shares are exchangeable at each shareholder’s option, for no additional consideration, into unregistered shares of our common stock on a one-for-one basis (“Exchangeable Shares”). In accordance with an earn out provision of the purchase agreement, we may make an earn out payment up to approximately CAN $10.8 million (determined on December 31, 2008) in the first quarter of 2009 based on the financial performance of WCG over the period from August 1, 2007 to December 31, 2008. If the earn out provision is met, the contingent consideration will be paid approximately one-third in cash and the balance in additional Exchangeable Shares of PSC valued at the price of our common stock at the closing date of the transaction. If the contingency is resolved in accordance with the related provisions of the purchase agreement and the additional consideration becomes distributable, we will record the fair value of the consideration paid, issued or issuable as an additional cost to acquire WCG. This acquisition expands our workforce development service offering and extends our geographical service delivery into Canada.

The unaudited pro forma condensed consolidated financial statements have been prepared based on our historical financial information and the historical financial information of WCG, giving effect to the acquisition of WCG and related adjustments described in these notes. WCG prepares its consolidated financial statements in accordance with Canadian generally accepted accounting principles, which differs in several respects from U.S. GAAP. For purposes of preparing the unaudited pro forma condensed consolidated financial statements, WCG’s financial information has been restated to conform to U.S. GAAP. Certain note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by the Securities and Exchange Commission rules and regulations. WCG historically reported its financial statements in its local currency, the Canadian dollar. In preparing the pro forma statements, WCG’s balance sheet has been translated using the spot rate and the statement of income has been translated using the average rate for the period in order to present the pro forma financial information in U.S. dollars.

The acquisition has been accounted for using the purchase method of accounting. The cost of this acquisition has been allocated to the assets and liabilities acquired based on a preliminary evaluation of their respective fair values and may change when the final valuation of certain intangible assets and acquired working capital is determined.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

2.	Purchase accounting

The following represents our preliminary allocation of the purchase price:

Consideration:
Cash	$8,725,332
Exchangeable shares	7,648,946
Transaction and investment banking fees	1,146,173
Other acquisition expenses	636,298

Total consideration	$18,156,749

Allocated to:
Working capital	$5,137,768
Property and equipment	1,129,236
Other assets	66,639
Intangible assets	4,804,682
Goodwill	8,652,016
Deferred tax liability	(1,633,592)

Total	$18,156,749

The Exchangeable Shares of PSC issued in connection with this transaction were valued at approximately $7.6 million based on a five day average of the market price of our common stock immediately before and after the August 1, 2007 acquisition date. These shares are exchangeable at each shareholder’s option into unregistered shares of our common stock on a one-for-one basis.

The amount allocated to intangibles represents acquired customer relationships, software, and restrictive covenants. We valued customer relationships acquired in this acquisition based on expected future cash flows resulting from the underlying contracts with government agencies to provide social services. Amortization of the acquired customer relationships will be recognized over an estimated useful life of 15 years. Depreciation of the acquired software will be recorded over an estimated remaining useful life of three years on a straight-line basis and the value of restrictive covenants will be amortized over the three year term of the covenants on a straight-line basis.

3.	Pro forma adjustments and assumptions

a. Reflects the amount of cash borrowed under our acquisition term loan of $11.3 million.

b. Reflects the cash portion of the purchase price paid to acquire all of the equity interest in WCG, and the payment of transaction costs and investment banking fees of approximately $1.8 million.

c. Adjustment to record additional goodwill for the difference between the preliminary estimate of the fair value of the assets and liabilities acquired and the aggregate purchase price.

d. Reflects the pro forma impact of the recognized intangible assets. The preliminary estimate of fair value of the intangible assets acquired include restrictive covenants of approximately $9,000, proprietary software of approximately $528,000 and customer relationships of approximately $4.2 million. For purposes of determining the pro forma adjustment to amortization of intangible assets, the restrictive covenants and proprietary software are amortized on a straight-line basis over the estimated useful lives of three years and customer relationships are amortized on a straight-line basis over an estimated useful life of 15 years.

				Increase in	Increase in
	Historical Amount, Net	Preliminary Fair Value	Increase	Annual Amortization	Six Months Amortization	Useful Life (Years)
Restrictive covenants	$—	$9,443	$9,443	$3,148	$1,574	3
CaseFLO software	328,214	527,864	199,650	109,119	19,710	3
Customer relationships	—	4,175,054	4,175,054	278,337	139,168	15

	$328,214	$4,712,361	$4,384,147	$390,604	$160,452

e. Reflects the removal of historical capitalized costs associated with the CaseFLO software that was revalued and reflected as an intangible asset as mentioned in note d above.

f. Reflects the deferred tax liability resulting from the pro forma adjustments related to the intangible assets in note d above.

g. Reflects the fair value of the 287,576 Exchangeable Shares issued as partial consideration for WCG. The Exchangeable Shares were valued using the five day average market price of our common stock immediately before and after the August 1, 2007 acquisition date.

h. Reflects the elimination of WCG’s historical net equity of approximately $6.8 million as a result of the acquisition.

i. The pro forma adjustment to net interest expense represents the assumed interest expense associated with the additional borrowings under our acquisition term loan. Proceeds from the additional borrowings were predominately used to finance the acquisition of WCG, and related transaction costs and investment banking fees. Interest under the acquisition term loan is based on LIBOR applicable to one month deposits of U.S. dollars on the business day preceding the date of determination plus 4.0%-4.5% subject to certain adjustments based upon our debt service coverage ratio. The estimated rate of 9.37% shown below is based on the one month LIBOR rate as of October 10, 2007 plus 4.25%.

The pro forma net interest expense adjustments shown on the combined condensed consolidated statements of income for the six months ended June 30, 2007 and the year ended December 31, 2006 assume the balance of the acquisition term loan will remain outstanding through June 2010 (the maturity date) and do not assume any changes in the interest rate.

The following table presents the effect on interest expense and of a 1/8 percent variance in the interest rate on the acquisition term loan:

	Amount	Estimated Annual Interest Rate	Annual Interest Expense	Six Months Interest Expense
Acquisition term loan due June 2010	$11,250,000	9.37%	$1,054,547	$527,273
Impact of a 1/8% increase in interest rate			14,063	7,031

j. The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments at a blended tax rate of 41.5%.

k. Pro forma earnings per share, or EPS, includes 287,576 common shares representing the Exchangeable Shares issued as part of the purchase price to acquire WCG.

EPS excludes the effect of the additional market value of up to 255,595 additional Exchangeable Shares whose issuance is contingent on WCG achieving certain earnings levels for the 17 month period August 1, 2007 through December 31, 2008. These earnings levels are based on earnings before interest, taxes, depreciation, and amortization, referred to as EBITDA. If all contingent Exchangeable Shares were included in the EPS calculation, EPS would have been $0.95 basic and $0.94 diluted for the twelve month period ended December 31, 2006 and $0.53 basic and $0.52 diluted for the six month period ended June 30, 2007.

(d)	Exhibits.

2.1 *	Share Purchase Agreement dated as of August 1, 2007 by and between The Providence Service Corporation, 0798576 B.C. Ltd., PSC of Canada Exchange Corp., WCG International Consultants Ltd., Ian Ferguson, Elizabeth Ferguson, James Rae, Robert Skene, Walrus Holdings Ltd., Darlene Bailey, John Parker, Jenco Enterprises Ltd. and Ian Ferguson, as the sellers representative. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

23.1	Consent of Independent Public Accounting Firm.

*	Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: October 12, 2007	By:	/s/ Michael N. Deitch
Michael N. Deitch
Chief Financial Officer